UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010 (October 22, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in our press release dated as of November 15, 2010, on November 12, 2010, Calvin Stewart, age 43, was appointed to the position of Chief Accounting and Compliance Officer of Aventine Renewable Energy Holdings, Inc. (the “Company”).  On October 22, 2010, the Company’s Board of Directors approved Mr. Stewart’s appointment upon a date to be identified by Company management.  He also serves as Vice President of Finance for the Company.  Mr. Stewart is now responsible for the Company’s day-to-day accounting and finance functions as well as investor relations.

Prior to joining the Company in September 2010, Mr. Stewart served most recently as Chief Financial Officer of White Energy, Inc., an ethanol production company.  Mr. Stewart joined White Energy in June 2006 as Corporate Controller.  From August 2004 to June 2006, Mr. Stewart served as Manager, Technical Accounting and Sr. Manager, Corporate Accounting, at Dresser, Inc., a global manufacturer of highly engineered energy infrastructure and oilfield products and services.  Previously, Mr. Stewart was Manager, Accounting and Finance, at Siemens Maintenance Services.  Mr. Stewart also served as Plant Operations Controller and Director of Accounting and Finance for Morningstar Foods, a national leader in dairy food and beverage manufacturing and distribution.  Mr. Stewart is a Certified Public Accountant with a Masters of Business Administration from Southern Methodist University’s Edwin L. Cox School of Business and a Bachelor of Science in Finance, cum laude, from Towson University.

Mr. Stewart replaces William Brennan, who previously served as Chief Accounting and Compliance Officer until November 12, 2010 and who remains with the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated November 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: November 16, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ John W. Castle
		Name:	John W. Castle
		Title:	Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated April 16, 2010